EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Tax-Managed Funds
File Number: 811-07175
Registrant CIK Number: 00000923202


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $25102
2. Dividends for a second class of open-end company shares                                                          $16926
3. Dividends for a third class of open-end company shares                                                           $4945


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.47
        2. Dividends from a second class of open-end company shares                                                 $.99
        3. Dividends from a third class of open-end company shares                                                  $.489

Item 74

U)      1. Number of shares outstanding                                                                              52925
        2. Number of shares outstanding for a second class of shares of open-end company shares                      17616
        3. Number of shares outstanding for a third class of shares of open-end company shares                       10076

V)      1. Net asset value per share (to the nearest cent)                                                           26.36
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 54.17
        3. Number of shares outstanding for a third class of shares of open-end company shares                       26.36



Series 2


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $20662
2. Dividends for a second class of open-end company shares                                                          $18689
3. Dividends for a third class of open-end company shares                                                           $1399


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.367
        2. Dividends from a second class of open-end company shares                                                 $.765
        3. Dividends from a third class of open-end company shares                                                  $.387


Item 74

U)      1. Number of shares outstanding                                                                              56905
        2. Number of shares outstanding for a second class of shares of open-end company shares                      24743
        3. Number of shares outstanding for a third class of shares of open-end company shares                       3640

V)      1. Net asset value per share (to the nearest cent)                                                           28.05
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 56.46
        3. Number of shares outstanding for a third class of shares of open-end company shares                       28.05
